                                                                 EXHIBIT 10-E-2

                                FIRST AMENDMENT

                                      TO

                   EXECUTIVE DEFERRED COMPENSATION AGREEMENT
                   -----------------------------------------


  THIS AGREEMENT made and entered into as of November 1, 1989 by and between HARTMARX CORPORATION (the "Company") and E. O. Hand ("Executive").

  WHEREAS, the Company and Executive are parties to an Executive Deferred Compensation Agreement dated as of December 1, 1985 (the "Agreement"); and

  WHEREAS, the Company and Executive desire to amend the Agreement in certain particulars.

  NOW, THEREFORE, in consideration of the premises and for such other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Company and Executive hereby agree as follows:

     1.  Section 1.13 of the Agreement is deleted in its entirety.

     2. The last sentence of Section 3.3 is amended in its entirety to read as follows:

         "Upon such Termination of Service, Executive shall immediately cease to be eligible for any benefits under Section

  3.2 of this Agreement and, if such Termination of Service occurs prior to a Change in Control of the Company, Executive shall immediately cease to be eligible for any benefits under Section 3.4 of this Agreement."

     3. Section 3.4 of the Agreement is amended in its entirety to read as follows:

         "Death. Except as otherwise provided in Sections 3.2 or 3.3 hereof, upon the death of Executive, the Company agrees to pay Executive's Beneficiary a death benefit equal to the greater of (i) the remaining balance, if any, of Executive's Deferred Benefit Account as of the date of death, calculated under
  Section 2.4 using the Retirement Interest Yield; or (ii) $1,331,538. Payment of said death benefit, together with interest on any unpaid portion thereof using the Termination Interest Yield, shall be as provided in Sections 3.6 and 3.8, except that the Committee, in its sole discretion, may elect that the Company pay such benefit in a lump sum."

     4. Section 3.5 of the Agreement is amended in its entirety to read as follows:

         "By giving notice to the Committee not later than December 31, 1989, Executive may reduce, on a prospective basis only, the percentage of his Compensation to be deferred hereunder for the 1989 Deferral Year; provided, however, that in the event of such reduction, the Company shall promptly distribute to

  Executive such portion of this Deferred Benefit Account (including interest calculated under Section 2.4 hereof using the Termination Interest Yield) which is in excess of the balance in such Deferred Benefit Account as of December 31, 1988."

     5. The last sentence of Section 5.1 of the Agreement is amended by deleting the period at the end thereof and adding the following thereto:

         "; and no such amendment following a Change In Control of the Company shall decrease the value of the death benefit described in Section 3.4 hereof."

     6. Section 5.2 of the Agreement is amended by adding the following sentence thereto:

         "Notwithstanding the foregoing, in the event of any such termination of this Agreement following a Change in Control of the Company, upon the death of Executive, the Company also agrees to pay Executive's Beneficiary the death benefit described in Section 3.4 hereof."

     7. Subparagraphs (i) and (ii) of the first Paragraph of Section 5.3 of the Agreement are amended in their entirety, effective January 1, 1989, to read as follows:

         "(i) the consolidated current assets of the Company and its subsidiaries (taken as a whole) is less than 150% of the sum of (a) the consolidated current liabilities of the Company and its subsidiaries, plus (b) the current liabilities of others which are guaranteed by the Company or any such subsidiary, at such date; or

         (ii) the consolidated long term debt of the Company and its subsidiaries (taken as a whole), excluding current maturities thereof, exceeds the consolidated shareholders equity of the Company and its subsidiaries, excluding the value of intangible assets such as, without limitation, unamortized debt discount and expense, unamortized deferred charges, good will, patents, trademarks, service marks, tradenames, copyrights, organizational or developmental expenses and other similar intangible items; or"

     8. The last paragraph of Section 5.3 of the Agreement is amended by adding the following sentence thereto:

         "Notwithstanding the foregoing, in the event of the termination of this Agreement pursuant to this Section 5.3 following a Change in Control of the Company, upon the death of Executive, the Company also agrees to pay Executive's Beneficiary the death benefit described in Section 3.4 hereof."

     9. Section 5.4 is amended by deleting the period at the end thereof and adding the following thereto:

         "and, upon the death of Executive, the Company agrees to pay Executive's Beneficiary the death benefit described in Section 3.4 hereof."

     10. The first sentence of Section 6.11 of the Agreement is amended by deleting the period at the end thereof and adding the following thereto:

         "and the death benefit described in Section 3.4 hereof (if such service is terminated following a Change in Control of the Company)."

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first above written.



EXECUTIVE                              HARTMARX CORPORATION

/s/ Elbert O. Hand                     /s/ Harvey Weinberg
- --------------------------             ---------------------------